Exhibit 99.1


                    Certification of Chief Executive Officer

     Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the general partner of Tanger Properties Limited Partnership (the "Operating Partnership") hereby certifies, to such officer's knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.



Dated: November 14, 2002      /s/ Stanley K. Tanger
                              -------------------------------------------------
                              Stanley K. Tanger
                              Chief Executive Officer of Tanger GP Trust
                              Sole General Partner of the Operating Partnership